CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the incorporation by reference to this Registration Statement of Active Apparel Group, Inc., on Form S-8 of our report dated January 21, 2000, on our audits of the financial statements of Active Apparel Group, Inc., as of December 31, 1999 and for the years ended December 31, 1999 and 1998, which report appears in the Annual Report on Form 10-KSB.

/s/ Berenson & Company LLP


New York, NY
March 17, 2000